EXHIBIT 5


                         [MAUN & SIMON PLC LETTERHEAD]


                                                           REPLY TO: MINNEAPOLIS
                                            WRITER'S DIRECT DIAL: (612) 904-7402
                                            WRITER'S E-MAIL: pcolton@maunlaw.com

                                 August 16, 1999


Board of Directors of
Michael Foods, Inc.
324 Park National Bank Building
5353 Wayzata Boulevard
Minneapolis MN 55416

         Re:    Michael Foods, Inc. 1997 Stock Incentive Plan, as Amended

Ladies and Gentlemen:

         We have represented the Company in connection with the registration on Form S-8 (the "Registration Statement") of an additional 1,000,000 shares of the Company's common stock, $.01 par value (the "Shares") to be issued pursuant to the Company's 1997 Stock Incentive Plan.

         In rendering this opinion, we have reviewed the Amended and Restated Articles of Incorporation and the Bylaws of the Company, as amended, records and proceedings of the shareholders and Board of Directors of the Company, the 1997 Stock Incentive Plan, as amended April 29, 1999, and such other corporate records, certificates and other documents as we have deemed necessary as a basis of the opinion hereinafter expressed.

         Based upon the foregoing, we are of the opinion that, upon issuance of shares pursuant to the 1997 Stock Incentive Plan, as amended, in the manner described in the Registration Statement and the Plan, the shares covered by the Registration Statement will be duly and validly issued, fully paid, and nonassessable.

         We also consent to the filing of this opinion as an exhibit to the Registration Statement with respect to the aforementioned Shares of common stock under the Securities Act of 1933. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required.

                                       Very truly yours,

                                       MAUN & SIMON, PLC


                                       /s/ Philip T. Colton
                                       ------------------------------------
                                       Philip T. Colton, a Member